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                                                         EXHIBIT  (21)

            CLAIRE'S  STORES,  INC.  AND  SUBSIDIARIES

              SUBSIDIARIES  OF  THE  REGISTRANT



     NAME                             STATE/COUNTRY  OF  INCORPORATION
     ----                             --------------------------------


Claire's Boutiques, Inc.              Delaware

CSL, Inc.                             Delaware

CBI Distributing Corp.                Delaware

RSI International Limited             Hong Kong

Claire's Puerto Rico Corp.            Delaware

Claire's Canada Corp.                 Delaware

Claire=s Accessories UK, Ltd.         United Kingdom

Just Nikki, Inc.                      Delaware

Sassy Doo!, Inc.                      Delaware

Lux Corporation                       Washington

Bijoux One Trading AG                 Switzerland

Bijoux One AG                         Switzerland

Bosco GmbH                            Germany

Bijoux One Trading GesmbH             Austria

Modewaren Femina Handelsgesell -
  Schaft m.b.H.                       Austria

Modewaren Femina Handelsgesell -
  Schaft m.b.H. & Co. KG              Austria

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